Christopher J. McComish Chief Executive Officer Mark Kochvar Chief Financial Officer Full Year and Fourth Quarter 2025

Forward Looking Statements and Risk Factors This information contains or incorporates statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position and other matters regarding or affecting S&T and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “intend,” “believe,” “assume,” “strategy,” “trend,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “potential,” “opportunity,” “comfortable,” “current,” “position,” “maintain,” “sustain,” “seek,” “achieve” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge- offs and changes in estimates of the adequacy of the allowance for credit losses, or ACL; cybersecurity concerns; rapid technological developments and changes; operational risks or risk management failures by us or critical third parties, including fraud risk; our ability to manage our reputational risks; sensitivity to the interest rate environment, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-earning assets and interest-bearing liabilities; regulatory supervision and oversight, including changes in regulatory capital requirements and our ability to address those requirements; unanticipated changes in our liquidity position; unanticipated changes in regulatory and governmental policies impacting interest rates and financial markets; changes in accounting policies, practices or guidance; legislation affecting the financial services industry as a whole, and S&T, in particular; developments affecting the industry and the soundness of financial institutions and further disruption to the economy and U.S. banking system; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; an interruption or cessation of an important service by a third-party provider; our ability to attract and retain talented executives and other employees; general economic or business conditions, including the strength of regional economic conditions in our market area; ESG practices and disclosures, including climate change, hiring practices, the diversity of the work force and racial and social justice issues; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; the stability of our core deposit base and access to contingency funding; re- emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses and geopolitical tensions and conflicts between nations. Many of these factors, as well as other factors, are described in our Annual Report on Form 10-K for the year ended December 31, 2024, including Part I, Item 1A-"Risk Factors" and any of our subsequent filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made. Non-GAAP Financial Measures In addition to traditional measures presented in accordance with GAAP, our management uses, and this information contains or references, certain non-GAAP financial measures, such as tangible book value, return on average tangible shareholder's equity, PPNR to average assets, efficiency ratio on an FTE basis, tangible common equity to tangible assets and net interest margin on an FTE basis. We believe these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Although we believe that these non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered alternatives to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies. The non-GAAP financial measures contained within this presentation should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the respective Quarterly Reports on Form 10-Q and in Exhibit 99.1 of Form 8-K for S&T Bancorp, Inc. and subsidiaries. 2

3 • Founded in Indiana, PA in 1902 • $9.9 billion in assets • $8.0 billion in deposits • $8.1 billion in loans • $1.5 billion market cap • Stock symbol: STBA Corporate Profile

Geographic Footprint 4 Serving 132,000 households in Pennsylvania and Ohio Footprint comprises 9.6 million people and 222,000 businesses 1,200 team members providing exceptional customer satisfaction at more than 70 locations Akron Columbus Philadelphia Harrisburg Pittsburgh Indiana

5 Strategic Path VALUES PURPOSE DRIVERS Our Shared Future represents a journey focused on building a foundation that enables profitable and sustainable growth.

Performance Drivers and Targets 6 Enterprise Risk Management Talent & Engagement Deposit Franchise Loans/Deposits below median Cost of Deposits below median Core Profitability PPNR/Avg Assets top quartile NIM above median Asset Quality NCO/Loans below median NPA/Loans & OREO below median Valuation Price/Tangible Book Value top quartile Total Shareholder Return top quartile Performance Drivers and Targets Goals Delivering long-term, sustainable financial performance (1)Targets are measured against our appendix peer group

Strategic Priorities Execute customer growth strategies to improve operating leverage Organic Growth Maintain strong asset quality through disciplined credit risk management practices Asset Quality Strategically manage capital through organic growth, selective M&A and share repurchases Capital Management

Strategy Deposits * Households Loans * 8 Organic Growth 132,000 126,000 (95% of total) $8.1B $7.7B $2.1B (26% of total) $5.5B (72% of total) $1.3B (15% of total) $0.8B (10% of total) 5,000 (4% of total) 1,000 (1% of total) $1.4B (18% of total) $4.7B (59% of total) • Consistent growth through further penetration of C&I in existing footprint with strategic expansion of CRE • Drive deposit growth through increased Treasury Management penetration including enhanced payments capabilities Execute customer growth strategies to improve operating leverage • Evolving from an asset generating focus to a more balanced deposit-led strategy • Drive deposit growth through Treasury Management solutions including digital offerings • Acquire and deepen households using a data- enabled framework • Drive deposit growth through relationship-led execution with data-enabled tools and enhanced digital engagement*Excludes brokered deposit of $180.0 million Customer Type Consumers and small businesses <$1 million revenue $1 - $15 million revenue > $15 million revenue Loan and deposit balances are presented based on internal line-of-business classification and do not reconcile to loans and deposits elsewhere within this presentation. Data as of December 31, 2025

9 • Homer City Generating Station will be transformed to the new Homer City Energy Campus that will include natural gas- powered data centers to support AI and high-performance computing. • Capital investment of more than $10 billion for power generation, with data center development injecting billions more, which would make this the largest such investment in PA history and the largest natural gas-powered plant in the country. • Potential creation of more than 10,000 direct on-site construction-related jobs* along with approximately 1,000 total direct and indirect permanent high-paying positions** • Construction started in 2026 with plans to begin producing power by 2027. Energy and AI Data Center Campus Homer City Redevelopment Project Source: https://www.homercityredevelopment.com *Anticipated total number of direct on-site jobs related to the construction of both the natural gas-powered plant and the data center campus over an expected five-year period. **Anticipated total number of direct and indirect permanent positions to support the operations of both the natural gas-powered plant and all aspects of the data center campus once running at full capacity following the completion of the construction. Indiana County S&T Bank has a 49% deposit market share

10 Capital Management Dollars in millions *Non-GAAP financial measure. Refer to appendix for reconciliation of non-GAAP financial measures • Strong capital position provides flexibility to support organic growth, to pursue selective acquisitions and repurchase shares • Announced $100 million share repurchase authorization in January of 2026 • Executed $36.2 million of share repurchases in 4Q25 2025

11 M&A Target Priorities • Existing or contiguous market expansion with institutions $1 - $6 billion in assets • Enhancement of deposit franchise • Access to growing markets • Alignment of cultures S&T Preparedness • Record levels of capital • Strong performer with solid return metrics • Infrastructure for growth • Foundation built for enhanced regulatory oversight • Strong leadership team blending legacy with new large-bank expertise • Industry leading employee engagement and customer loyalty Mergers & Acquisitions Strategically positioned to capitalize on selective M&A opportunities

12 Asset Quality 0.23% 2.92% (1)Peer median. Refer to appendix for peer group. Peer data from S&P Global Market Intelligence. *3Q25 Peer Data 1.32% 14.41% Maintain strong asset quality through disciplined credit risk management practices Asset Quality Highlights • Asset quality improvement reflects a multi-year strategic focus on strengthening credit risk management practices • Criticized and classified loans have declined materially, positively impacting earnings in both 2024 and 2025 with a lower level of allowance for credit losses • Allowance for credit losses reflects reduced credit risk and aligns with peer median (1)* (1)*

13 Full Year Overview RETURN METRICS EARNINGS Dollars in millions *Non-GAAP financial measure. Refer to appendix for reconciliation of non-GAAP financial measures EPS $3.49 Net Income $134.2 million ROA 1.38% ROE 9.29% ROTE* 12.62% PPNR* 1.82% HIGHLIGHTS • Solid return metrics • Strong NIM (FTE)* of 3.90% up from 3.82% in prior year • Total loan growth of $329.0 million (4.25%) • Total deposit growth of $175.7 million with $220.5 million (2.92%) of customer deposit growth • Nonperforming assets higher than prior year; remain at a manageable level NIM (FTE)* 3.90% NCO 0.18% OTHER Efficiency Ratio (FTE)* 55.74% BALANCE SHEET Loan growth $329.0 million 4.25% Deposit growth $175.7 million 2.26% ASSET QUALITY ACL 1.15% NPA 0.69%

14 Fourth Quarter Overview RETURN METRICS EARNINGS Net Income $34.0 million EPS $0.89 ROA 1.37% ROE 9.13% ROTE* 12.30% PPNR* 1.95% ACL 1.15% NCO(1) 0.54% ASSET QUALITY NPA 0.69% NIM (FTE)* 3.99% Efficiency Ratio (FTE)* 53.99% BALANCE SHEET Loan growth $91.0 million 4.52% (annualized) Deposit growth $36.9 million 1.85% (annualized) OTHER Dollars in millions *Non-GAAP financial measure. Refer to appendix for reconciliation of non-GAAP financial measures(1)QTD Annualized HIGHLIGHTS • Strong earnings and return metrics • PPNR* increased 6 basis points to 1.95% • NIM (FTE)* expansion of 6 basis points to 3.99% • Solid loan growth • Higher charge-offs primarily related to NPA resolutions • Capital management activities included $36.2 million of shares repurchased in 4Q and a new $100 million share repurchase authorization in January of 2026

PPNR / AVERAGE ASSETS * 2021 2022 2023 2024 2025 0.0% 0.6% 1.2% 1.8% 2.4% RETURN ON AVERAGE TANGIBLE EQUITY * 2021 2022 2023 2024 2025 0.0% 5.0% 10.0% 15.0% 20.0% RETURN ON AVERAGE ASSETS 2021 2022 2023 2024 2025 0.0% 0.4% 0.8% 1.2% 1.6% RETURN ON AVERAGE EQUITY 2021 2022 2023 2024 2025 0.0% 2.5% 5.0% 7.5% 10.0% 12.5% Performance 15 1.48% 1.38% 11.47% 9.30% 9.86% 1.62% 2.12% 1.77% 17.02% 13.85% (1)Peer median. Refer to appendix for peer group. Peer data from S&P Global Market Intelligence. (*)Non-GAAP financial measure. Refer to appendix for reconciliation of non-GAAP financial measures 1.56% 11.80% 17.15% 1.93% 1.82% 9.29% 13.84% 12.62% Peer(1) Peer(1) Peer(1) Peer(1) 1.37% 1.18%

16 Balance Sheet • Loan growth of $91.0 million (4.52% annualized) primarily in commercial • Total deposit growth of $36.9 million (1.85% annualized) with $56.9 million (2.92% annualized) of customer deposit growth • DDA remains strong at 27% of total deposits Dollars in millions 4Q25 3Q25 Var $ 163 $ 196 $ (33) 988 1,001 (13) 8,072 7,981 91 7,959 7,922 37 265 235 30 (100) (50) 0 50 100 Cash & Int Bear Bal Securities Loans Total Deposits Borrowings 4Q25 vs 3Q25: 4Q25 vs 3Q25 DEPOSIT CHANGES DECREASES/INCREASES

Loan Mix Our loan portfolio is well-diversified: Dollars in millions 17 Amount % of Total CRE $3,627 45% Consumer $2,546 31% C&I 1,519 19% Construction 380 5% Total $8,072 100%

Deposit Mix We have a strong, well-diversified deposit base of more than 130,000 households: Dollars in millions 18 Amount % of Total MM $2,197 28% DDA 2,161 27% CDs 1,949 24% Savings 862 11% Int Bear DDA 790 10% Total $7,959 100% Amount % of Total Average Account Size (in $000) Average Age (in years) Personal $4,835 61% $19 11 Business 2,944 37% 73 10 Brokered 180 2% — — Total $7,959 100% $27 11 Business 1%

19 FUNDING SOURCES Funding Capacity • Strong liquidity position with well-diversified deposit base • Significant funding availability through FHLB and Federal Reserve • Insured and collateralized municipal deposits comprise 70% of total deposits • Funding availability meets liquidity needs in both normal and stress environments Dollars in millions Capacity Used Available FHLB $2,133 $340 $1,793 Federal Reserve 2,124 — 2,124 Total Funding Sources $4,257 $340 $3,917 $3,917 $2,683 Available Funding Uninsured Deposits =146% INSURED/UNINSURED DEPOSITS

20 Asset Quality ACL Trend: Dollars in millions ASSET QUALITY TRENDS • ACL decreased 8 basis point to 1.15% compared to 1.23% at September 30, 2025 • ACL decline due to lower criticized and classified loans and a $1.1 million decline in specific reserves • Net loan charge-offs of $11.0 million, or 0.54% of total loans • NPAs increased, but remain at a manageable level of 0.69% of total loans plus OREO % o f A verage Lo ans Net Loan Charge-offs/(Recoveries) 4Q24 1Q25 2Q25 3Q25 4Q25 $(4) $0 $4 $8 $12 $16 $20 (0.20)% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% % o f G ro ss Lo ans Allowance for Credit Losses (ACL) 4Q24 1Q25 2Q25 3Q25 4Q25 $0 $20 $40 $60 $80 $100 $120 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% (1)QTD Annualized (1) % o f Po rtfo lio Lo ans and O R EO Nonperforming Assets 4Q24 1Q25 2Q25 3Q25 4Q25 $0 $20 $40 $60 $80 0.00% 0.25% 0.50% 0.75% 1.00%

21 Net Interest Income $83.3 $83.3 $86.6 $89.2 $91.0 3.77% 3.81% 3.88% 3.93% 3.99% 3.26% 3.38% 3.55% 3.68% 3.72% NII NIM (FTE)* Peer 4Q24 1Q25 2Q25 3Q25 4Q25 Total Cost of Funds (0.11)% (0.12)% (0.03)% (0.11)% 2.20% 2.08% 2.08% 2.05% 1.94% Changes in Cost of Funds Cost of Funds 4Q24 1Q25 2Q25 3Q25 4Q25 • Net interest income growth of $1.8 million, or 1.93%, compared to 3Q25 • NIM (FTE)* expansion of 6 basis points to 3.99% • Total cost of funds down 11 basis points to 1.94% 0.00% Dollars in millions *Non-GAAP financial measure. Refer to appendix for reconciliation of non-GAAP financial measures(1)Peer median. Refer to appendix for peer group. Peer data from S&P Global Market Intelligence. (1)

22 Noninterest Income Dollars in millions 4Q25 4Q25 vs 3Q25 4Q25 vs 4Q24 Debit and Credit Card $4.8 $0.1 $0.1 Service Charges 4.2 — — Wealth Management 3.2 0.1 0.1 Loss on Sale of Securities — — 2.6 Other 2.1 0.3 0.4 Noninterest Income $14.3 $0.5 $3.2 • Noninterest income consistent with 3Q $13.7 $12.7

23 4Q25 4Q25 vs 3Q25 4Q25 vs 4Q24 Salaries & Benefits $32.7 $0.5 $1.9 Data Processing 5.1 0.2 (0.2) Occupancy 3.9 (0.2) 0.1 FF&E 3.5 0.2 0.2 Other Taxes 1.9 (0.2) (0.3) Marketing 1.5 0.3 (0.1) Professional Services 1.2 — 0.1 FDIC 1.1 — — Other 6.3 (0.1) 0.1 Noninterest Expense $57.2 $0.8 $1.8 Noninterest Expense • Expenses were well-controlled driving a solid efficiency ratio* of 54% Dollars in millions *Non-GAAP financial measure. Refer to appendix for reconciliation of non-GAAP financial measures

24 Securities • Securities portfolio is only 10% of total assets • 100% of securities portfolio is classified as available for sale • Average duration of 3.6 years • AOCI of $34.9 million related to securities portfolio SECURITIES MIX $987.7 Dollars in millions

Income Statement 2025 2024 2023 2022 2021 (Dollars in thousands, except per share data) Net Interest Income $350,096 $334,806 $349,410 $315,783 $276,112 Noninterest Income 52,023 49,083 57,620 58,259 64,696 Total Revenue 402,119 383,889 407,030 374,042 340,808 Noninterest Expense 226,757 218,938 210,334 196,746 188,925 Provision for Credit Losses 7,422 133 17,892 8,366 16,215 Net Income Before Taxes 167,940 164,818 178,804 168,930 135,668 Taxes 33,710 33,553 34,023 33,410 25,325 Net Income $134,230 $131,265 $144,781 $135,520 $110,343 Diluted Earnings per Share $3.49 $3.41 $3.74 $3.46 $2.81 Financial Data 25

Financial Data 26 Balance Sheet 2025 2024 2023 2022 2021 (Dollars in thousands) Cash and Interest-bearing Deposits $163,436 $244,820 $233,612 $210,009 $922,215 Total Securities 987,659 987,591 970,391 1,002,778 910,793 Total Net Loans 7,979,789 7,641,464 7,545,528 7,082,645 6,902,936 Other Assets 740,096 784,097 801,995 815,135 752,585 Total Assets $9,870,980 $9,657,972 $9,551,526 $9,110,567 $9,488,529 Total Deposits $7,958,831 $7,783,117 $7,521,769 $7,219,970 $7,996,524 Total Borrowed Funds 265,293 250,314 503,635 439,194 161,314 Other Liabilities 182,979 244,247 242,677 266,744 124,237 Equity 1,463,877 1,380,294 1,283,445 1,184,659 1,206,454 Total Liabilities & Equity $9,870,980 $9,657,972 $9,551,526 $9,110,567 $9,488,529

Net Interest Margin 2025 2024 2023 2022 2021 Securities - FTE(1) 3.74% 3.05% 2.61% 2.25% 2.18% Loans - FTE(1) 6.02% 6.24% 6.04% 4.50% 3.84% Total Interest-earning Assets - FTE(1) 5.74% 5.87% 5.64% 4.06% 3.37% Interest-bearing Deposits 2.70% 2.92% 1.92% 0.40% 0.20% Borrowings 4.94% 5.41% 5.59% 3.01% 1.49% Total Costing Liabilities 2.79% 3.09% 2.34% 0.49% 0.24% Net Interest Margin (FTE)(1) 3.90% 3.82% 4.13% 3.76% 3.22% Financial Data (1)Non-GAAP financial measure. Refer to appendix for reconciliation of non-GAAP financial measures 27

Financial Data 28 Loan Portfolio 2025 2024 2023 2022 2021 (Dollars in thousands) Commercial Real Estate $3,626,784 $3,388,017 $3,357,603 $3,128,187 $3,236,653 Commercial and Industrial 1,519,336 1,540,397 1,642,106 1,718,976 1,728,969 Commercial Construction 380,091 352,886 363,284 399,371 440,962 Total Commercial 5,526,211 5,281,300 5,362,993 5,246,534 5,406,584 Residential Mortgage 1,710,351 1,649,639 1,461,097 1,116,528 899,956 Home Equity 707,966 653,756 650,666 652,066 564,219 Installment and Other Consumer 91,280 104,757 114,897 124,896 107,928 Consumer Construction 36,149 53,506 63,688 43,945 21,303 Total Consumer 2,545,746 2,461,658 2,290,348 1,937,435 1,593,406 Total Portfolio Loans 8,071,957 7,742,958 7,653,341 7,183,969 6,999,990 Loans Held for Sale 1,010 — 153 16 1,522 Total Loans $8,072,967 $7,742,958 $7,653,494 $7,183,985 $7,001,512

Asset Quality 2025 2024 2023 2022 2021 (Dollars in thousands) Total Nonaccrual Loans $55,558 $27,937 $22,946 $19,052 $66,291 Nonaccrual Loans/Total Loans 0.69% 0.36% 0.30% 0.27% 0.95% Nonperforming Assets/Total Loans + OREO 0.69% 0.36% 0.30% 0.31% 1.13% Net Charge-offs/Average Loans 0.18% 0.11% 0.18% 0.04% 0.49% Allowance for Credit Losses/Total Portfolio Loans 1.15% 1.31% 1.41% 1.41% 1.41% Allowance for Credit Losses/Nonaccrual Loans 168% 363% 471% 532% 149% Financial Data 29

Capital 2025 2024 2023 2022 2021 Tier 1 Leverage 12.18% 11.98% 11.21% 11.06% 9.74% Common Equity Tier 1 – Risk-Based Capital 14.32% 14.58% 13.37% 12.81% 12.03% Tier 1 – Risk-Based Capital 14.62% 14.90% 13.69% 13.21% 12.43% Total – Risk-Based Capital 16.19% 16.49% 15.27% 14.73% 13.79% Tangible Common Equity/Tangible Assets(1) 11.46% 10.82% 9.88% 9.24% 9.08% Financial Data 30(1)Non-GAAP financial measure. Refer to appendix for reconciliation of non-GAAP financial measures

Appendix Peer Group 31 Company Ticker 1st Source Corporation SRCE Camden National Corp. CAC City Holding Company CHCO CNB Financial Corp. CCNE Community Bank System, Inc. CBU First Commonwealth Financial Corporation FCF First Financial Bancorp. FFBC First Merchants Corporation FRME German American Bancorp Inc. GABC Horizon Bancorp Inc. HBNC Lakeland Financial Corp. LKFN NBT Bancorp Inc. NBTB Northwest Bancshares, Inc. NWBI OceanFirst Financial Corp. OCFC Park National Corporation PRK Peoples Bancorp Inc. PEBO Stock Yards Bancorp Inc. SYBT Tompkins Financial Corporation TMP TowneBank TOWN Univest Financial Corp. UVSP

2025 (Dollars in thousands) Net Interest Margin (FTE) (non-GAAP) Interest income and dividend income $516,490 Less: interest expense (166,394) Net interest income per consolidated statements of net income 350,096 Plus: taxable equivalent adjustment 2,415 Net interest income (FTE) (non-GAAP) $352,511 Average interest-earning assets $9,032,576 Net interest margin - (FTE) (non-GAAP) 3.90 % The interest income on interest-earning assets, net interest income and net interest margin are presented on an FTE basis (non-GAAP). The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities and the dividend-received deduction for equity securities using the federal statutory tax rate of 21 percent for each period. We believe this to be the preferred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income. Efficiency Ratio (FTE) (non-GAAP) Noninterest expense $226,757 Net interest income per consolidated statements of net income $350,096 Plus: taxable equivalent adjustment 2,415 Net interest income (FTE) (non-GAAP) 352,511 Noninterest income 52,023 Plus: net losses on sale of securities 2,295 Less: gain on Visa Class B-1 exchange — Net interest income (FTE) (non-GAAP) plus noninterest income $406,829 Efficiency ratio (FTE) (non-GAAP) 55.74 % The efficiency ratio is noninterest expense divided by noninterest income plus net interest income, on an FTE basis (non-GAAP), adjusted to exclude losses on sale of securities and gain on Visa exchange. We believe the FTE basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice. Appendix Definitions of GAAP to Non-GAAP Financial Measures 32

4Q25 (Dollars in thousands) Return on Average Tangible Shareholders' Equity (ROTE) (non-GAAP) Net income (annualized) $134,760 Plus: amortization of intangibles (annualized), net of tax 624 Net income before amortization of intangibles (annualized) $135,384 Average total shareholders' equity $1,475,874 Less: average goodwill and other intangible assets, net of deferred tax liability (375,279) Average tangible equity (non-GAAP) $1,100,595 Return on average tangible shareholders' equity (non-GAAP) 12.30 % Return on average tangible shareholders' equity is a preferred industry profitability metric used by management, as well as investors and analysts, to measure financial performance. Pre-provision Net Revenue (PPNR)/Average Assets (non-GAAP) Income before taxes $42,419 Plus: Provision for credit losses 5,696 Total $48,115 Total (annualized) (non-GAAP) $190,891 Average assets $9,809,614 PPNR/Average Assets (non-GAAP) 1.95 % Pre-provision net revenue to average assets is income before taxes adjusted to exclude provision for credit losses. We believe this to be a preferred industry measurement to help management, as well as investors and analysts, evaluate our ability to fund credit losses or build capital. Appendix Definitions of GAAP to Non-GAAP Financial Measures 33

Appendix *Definitions of GAAP to Non-GAAP Financial Measures*

(Dollars in thousands)	4Q25	3Q25	2Q25	1Q25	4Q24
Tangible Common Equity (TCE)/Tangible Assets (non-GAAP)					
Total shareholders' equity	$1,463,877	$1,475,466	$1,445,493	$1,418,034	$1,380,294
Less: goodwill and other intangible assets, net of deferred tax liability	(375,202)	(375,359)	(375,522)	(375,646)	(375,837)
Tangible common equity (non-GAAP)	$1,088,675	$1,100,107	$1,069,971	$1,042,388	$1,004,457
Total assets	$9,870,980	$9,817,483	$9,810,069	$9,718,276	$9,657,972
Less: goodwill and other intangible assets, net of deferred tax liability	(375,202)	(375,359)	(375,522)	(375,646)	(375,837)
Tangible assets (non-GAAP)	$9,495,778	$9,442,124	$9,434,547	$9,342,630	$9,282,135
Tangible common equity to tangible assets (non-GAAP)	11.46 %	11.65 %	11.34 %	11.16 %	10.82 %

Tangible common equity to tangible assets is a preferred industry measurement to evaluate capital adequacy.

	4Q25	3Q25	2Q25	1Q25	4Q24
Efficiency Ratio (FTE) (non-GAAP)					
Noninterest expense	$57,176	$56,376	$58,114	$55,091	$55,445
Net interest income	$90,960	$89,241	$86,572	$83,323	$83,258
Plus: taxable equivalent adjustment	605	602	590	617	660
Net interest income (FTE) (non-GAAP)	91,565	89,843	87,162	83,940	83,918
Noninterest income	14,331	13,763	13,500	10,429	11,071
Plus: net loss on sale of securities	—	—	—	2,295	2,592
Less: gain on Visa Class B-1 exchange	—	—	—	—	(186)
Net interest income (FTE) (non-GAAP) plus noninterest income	$105,896	$103,606	$100,662	$96,664	$97,395
Efficiency ratio (FTE) (non-GAAP)	53.99 %	54.41 %	57.73 %	56.99 %	56.93 %

The efficiency ratio is noninterest expense divided by noninterest income plus net interest income, on an FTE basis (non-GAAP), adjusted to exclude losses on sale of securities and gain on Visa exchange. We believe the FTE basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

	4Q25	3Q25	2Q25	1Q25	4Q24
Net Interest Margin (NIM) (FTE) (non-GAAP)					
Interest income and dividend income	$131,113	$131,623	$128,906	$124,848	$127,879
Less: interest expense	(40,153)	(42,382)	(42,334)	(41,525)	(44,621)
Net interest income	90,960	89,241	86,572	83,323	83,258
Plus: taxable equivalent adjustment	605	602	590	617	660
Net interest income (FTE) (non-GAAP)	$91,565	$89,843	$87,162	$83,940	$83,918
Net interest income (FTE) (annualized)	$363,274	$356,442	$349,606	$340,423	$333,848
Average interest-earning assets	$9,115,453	$9,100,239	$9,012,011	$8,899,485	$8,860,338
Net interest margin (FTE) (non-GAAP)	3.99 %	3.93 %	3.88 %	3.81 %	3.77 %

The interest income on interest-earning assets, net interest income and net interest margin are presented on an FTE basis (non-GAAP). The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities and the dividend-received deduction for equity securities using the federal statutory tax rate of 21 percent for each period. We believe this to be the preferred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income.

34

2025 2024 2023 2022 2021 (Dollars in thousands) Return on Average Tangible Shareholders' Equity (ROTE) (non-GAAP) Net income(1) $134,230 $131,265 $144,781 $135,520 $110,343 Plus: amortization of intangibles, net of tax 674 904 1,042 1,199 1,400 Net income before amortization of intangibles $134,904 $132,169 $145,823 $136,719 $111,743 Average total shareholders' equity $1,444,322 $1,330,870 $1,227,332 $1,181,788 $1,186,161 Less: average goodwill and other intangible assets, net of deferred tax liability (375,508) (376,181) (377,157) (378,303) (379,612) Average tangible equity (non-GAAP) $1,068,814 $954,689 $850,175 $803,485 $806,549 Return on average tangible shareholders’ equity (non-GAAP) 12.62% 13.84% 17.15% 17.02% 13.85 % Return on average tangible shareholders' equity is a preferred industry profitability metric used by management, as well as investors and analysts, to measure financial performance. Net Interest Margin (NIM) (FTE) (Non-GAAP) Interest income and dividend income $516,490 $515,872 $477,901 $340,751 $289,262 Less: interest expense (166,394) (181,066) (128,491) (24,968) (13,150) Net interest income per consolidated statements of net income 350,096 334,806 349,410 315,783 276,112 Plus: taxable equivalent adjustment 2,415 2,706 2,550 2,052 2,316 Net interest income (FTE) (non-GAAP) $352,511 $337,512 $351,960 $317,835 $278,428 Average interest-earning assets $9,032,576 $8,835,468 $8,519,775 $8,445,958 $8,649,372 Net Interest Margin 3.87% 3.79% 4.10% 3.74% 3.19 % Adjustment to FTE basis 0.03% 0.03% 0.03% 0.02% 0.03 % Net Interest Margin (FTE) (non-GAAP) 3.90% 3.82% 4.13% 3.76% 3.22 % The interest income on interest-earning assets, net interest income and net interest margin are presented on an FTE basis (non-GAAP). The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities and the dividend-received deduction for equity securities using the federal statutory tax rate of 21 percent for each period. We believe this to be the preferred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income. Appendix Definitions of GAAP to Non-GAAP Financial Measures 35

2025 2024 2023 2022 2021 (Dollars in thousands) PPNR/Average Assets (Non-GAAP) Income before taxes $167,940 $164,818 $178,804 $168,930 $135,668 Less: net losses (gains) on sale of securities 2,295 7,938 — (198) (29) Less: gain on Visa Class B-1 exchange — (3,492) — — — Plus: provision for credit losses 7,422 133 17,892 8,366 16,215 Total adjusted income before taxes (non-GAAP) $177,657 $169,397 $196,696 $177,098 $151,854 Average assets $9,740,537 $9,572,834 $9,276,256 $9,167,038 $9,375,850 PPNR/Average Assets (non-GAAP) 1.82% 1.77% 2.12% 1.93% 1.62 % Pre-provision net revenue to average assets is income before taxes adjusted to exclude provision for credit losses, losses (gains) on sale of securities and gain on Visa exchange. We believe this to be a preferred industry measurement to help management, as well as investors and analysts, evaluate our ability to fund credit losses or build capital. Tangible Common Equity (TCE)/Tangible Assets (non-GAAP) Total shareholders' equity $1,463,877 $1,380,294 $1,283,445 $1,184,659 $1,206,454 Less: goodwill and other intangible assets, net of deferred tax liability (375,202) (375,837) (376,631) (377,673) (378,871) Tangible common equity (non-GAAP) $1,088,675 $1,004,457 $906,814 $806,986 $827,583 Total assets $9,870,980 $9,657,972 $9,551,526 $9,110,567 $9,488,529 Less: goodwill and other intangible assets, net of deferred tax liability (375,202) (375,837) (376,631) (377,673) (378,871) Tangible assets (non-GAAP) $9,495,778 $9,282,135 $9,174,895 $8,732,894 $9,109,658 Tangible common equity to tangible assets (non-GAAP) 11.46% 10.82% 9.88% 9.24% 9.08 % Tangible common equity to tangible assets is a preferred industry measurement to evaluate capital adequacy. Appendix Definitions of GAAP to Non-GAAP Financial Measures 36

2025 2024 2023 2022 2021 (Dollars in thousands) Interest and Dividend Income Interest-bearing deposits with banks $5,311 $8,855 $7,344 $2,952 $973 Securities 37,358 29,665 25,207 22,449 17,432 Loans 472,673 476,083 442,675 314,774 270,460 Other earning assets 1,148 1,269 2,675 576 397 Total Interest and Dividend Income $516,490 $515,872 $477,901 $340,751 $289,262 NIM - Securities (FTE) (Non-GAAP) Interest income $37,358 $29,665 $25,207 $22,449 $17,432 Plus: taxable equivalent adjustment 79 195 238 431 703 Interest income (FTE) (non-GAAP) $37,437 $29,860 $25,445 $22,880 $18,135 Average interest-earning assets $999,735 $977,896 $976,095 $1,017,471 $832,304 Net Interest Margin 3.74% 3.03% 2.58% 2.21% 2.09 % Adjustment to FTE basis — % 0.02% 0.03% 0.04% 0.09 % Net Interest Margin (FTE) (non-GAAP) 3.74% 3.05% 2.61% 2.25% 2.18 % NIM - Loans (FTE) (Non-GAAP) Interest income $472,673 $476,083 $442,675 $314,774 $270,460 Plus: taxable equivalent adjustment 2,336 2,511 2,312 1,621 1,613 Interest income (FTE) (non-GAAP) $475,009 $478,594 $444,987 $316,395 $272,073 Average interest-earning assets $7,894,845 $7,673,691 $7,363,738 $7,037,471 $7,084,649 Net Interest Margin 5.99% 6.20% 6.01% 4.47% 3.82 % Adjustment to FTE basis 0.03% 0.04% 0.03% 0.03% 0.02 % Net Interest Margin (FTE) (non-GAAP) 6.02% 6.24% 6.04% 4.50% 3.84 % NIM - Total Interest-earning Assets (FTE) (Non-GAAP) Average interest-earning assets $9,032,576 $8,835,468 $8,519,775 $8,445,958 $8,649,372 Net Interest Margin 5.72% 5.84% 5.61% 4.03% 3.34 % Adjustment to FTE basis 0.02% 0.03% 0.03% 0.03% 0.03 % Net Interest Margin (FTE) (non-GAAP) 5.74% 5.87% 5.64% 4.06% 3.37 % The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities using the federal statutory rate of 21 percent for each period. We believe this to be the preferred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income. Appendix Definitions of GAAP to Non-GAAP Financial Measures 37

Christopher J. McComish Chief Executive Officer Mark Kochvar Chief Financial Officer Full Year and Fourth Quarter 2025